Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical financial statements of Sirius XM Holdings Inc. (“Sirius XM”) and Pandora Media, Inc. (“Pandora”), as if the completion of the transactions (as defined below) had occurred on the dates specified below.

On September 23, 2018, Sirius XM entered into an agreement and plan of merger and reorganization by and among Sirius XM, Pandora, Billboard Holding Company Inc., a wholly-owned subsidiary of Pandora, Billboard Acquisition Sub, Inc., a wholly-owned subsidiary of Billboard Holding Company, Inc., White Oaks Acquisition Corp, a wholly-owned subsidiary of Sirius XM, and Sirius XM Radio Inc., a wholly-owned subsidiary of Sirius XM (as may be amended from time to time, the “Merger Agreement”). On February 1, 2019, pursuant to the terms of the Merger Agreement, through a series of transactions, Pandora became an indirect wholly-owned subsidiary of Sirius XM (the “transactions”).

The unaudited pro forma condensed combined consolidated financial information reflects the estimated aggregate consideration of approximately $2.9 billion, which represents the estimated fair value of Sirius XM common stock issued on the closing of the transactions, estimated value of Sirius XM replacement equity awards attributable to pre-combination service and the fair value of the Pandora preferred stock investment, in each case as valued as of January 30, 2019. The Pandora preferred stock investment, which is all owned by Sirius XM and is accounted for as a related party fair value instrument, has been cancelled in connection with the completion of the transactions and therefore, to reflect the cost to Sirius XM of such cancellation, the fair value of the Pandora preferred stock investment is included in the calculation of total estimated consideration being paid by Sirius XM. The consideration used in the application of acquisition accounting may differ from the amount determined as of January 30, 2019 as Sirius XM finalizes its calculation of the total consideration transferred.

The unaudited pro forma condensed combined consolidated financial information related to the transactions was prepared using the acquisition method of accounting and is based on the assumption that the transactions took place as of September 30, 2018 for purposes of the unaudited pro forma balance sheet and as of January 1, 2017 for purposes of the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2017 and the nine month period ended September 30, 2018.

In accordance with the acquisition method of accounting, the actual consolidated financial statements of Sirius XM will reflect the transactions only from and after the date of the completion of the transactions. Sirius XM has undertaken a preliminary analysis of the fair value of Pandora’s assets and liabilities, however, it will not complete the final purchase price allocation related to the transactions until later in 2019. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities set forth below was based upon the preliminary estimate of fair values of certain intangible assets as discussed below. For the preliminary estimate of fair value of these assets assumed, Sirius XM used publicly available benchmarking information as well as a variety of other company specific assumptions, including market participant assumptions. Accordingly, the unaudited pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses of these assets, as well as other assets and liabilities to be assumed, are performed. The final acquisition accounting could result in material differences, which could have a material impact on the accompanying unaudited pro forma condensed combined consolidated financial statements and Sirius XM’s future results of operations and financial position.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Sirius XM would actually have been had the transactions occurred on the dates noted above, or to project the results of operations or financial position of Sirius XM for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Sirius XM’s management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of Sirius XM. In the opinion of Sirius XM’s management, all adjustments necessary to present fairly the unaudited pro forma condensed combined consolidated financial information have been made.

The accompanying unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the notes hereto along with Pandora’s most recent historical financial information incorporated by reference to this Registration Statement and Sirius XM’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on October 24, 2018, Sirius XM’s Annual Report on 10-K filed with the SEC on January 31, 2018, Pandora’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018 and Pandora’s Annual Report on Form 10-K filed with the SEC on February 26, 2018.

SIRIUS XM AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018

in thousands	Sirius XM As Reported	Pandora As Reported	Pro Forma Adjustments	Ref	Reclassification and Others	Ref	Pro Forma Combined Sirius XM
ASSETS
Current assets:
Cash and cash equivalents	$46,044	$287,523					$333,567
Short-term investments	—	100,119					100,119
Receivables, net	245,768	373,418					619,186
Inventory, net	19,514	—					19,514
Related party current assets	10,087	—					10,087
Prepaid content acquisition costs	—	32,219					32,219
Prepaid expenses and other current assets	173,035	25,673					198,708
Total current assets	494,448	818,952					1,313,400
Property and equipment, net	1,498,297	107,802			(39,257)	Note (2)	1,566,842
Intangible assets, net	2,505,384	55,557	1,367,889	(b)	39,257	Note (2)	3,968,087
Goodwill	2,289,985	178,917	959,191	(c)			3,428,093
Related party long-term assets	1,018,740	—	(554,352)	(d)			464,388
Deferred tax assets	330,998	—	363,670	(e)			694,668
Other long-term assets	135,655	11,575					147,230
Total assets	$8,273,507	$1,172,803	$2,136,398		$—		$11,582,708
Current liabilities:
Accounts payable and accrued expenses	$799,094	$28,406			239,865	(f)	$1,067,365
Accrued liabilities	—	72,311			(72,311)	(f)	—
Accrued content acquisition costs	—	123,910	—		(123,910)	(f)	—
Accrued interest	84,973	—			2,043	(f)	87,016
Accrued compensation	—	45,687			(45,687)	(f)	—
Current portion of deferred revenue	1,921,517	55,678					1,977,195
Current maturities of long-term debt	4,411	—					4,411
Related current liabilities	4,380	—					4,380
Total current liabilities	2,814,375	325,992	—		—		3,140,367
Deferred revenue	154,145	—					154,145
Long-term debt	6,562,152	255,272					6,817,424
Related party long-term liabilities	5,889	—	—				5,889
Deferred tax liabilities	8,169	—	348,390	(j)			356,559
Other long-term liabilities	104,152	25,660	(588)	(e)			129,224
Total liabilities	9,648,882	606,924	347,802		—		10,603,608
Redeemable convertible preferred stock	—	513,270	(513,270)	(d)			—
Stockholders’ (deficit) equity
Common stock	4,449	27	365	(g)			4,841
Accumulated other comprehensive income (loss), net of tax	12,448	(471)	471				12,448
Additional paid-in capital	922,376	1,632,178	752,570	(g)			3,307,124
Treasury stock, at cost	(6,287)						(6,287)
Accumulated deficit	(2,308,361)	(1,579,125)	1,548,460	(g)			(2,339,026)
Total stockholders’ (deficit) equity	(1,375,375)	52,609	2,301,866		—		979,100
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$8,273,507	$1,172,803	$2,136,398		$—		$11,582,708

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

SIRIUS XM AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

in thousands, except per share data	Sirius XM As Reported	Pandora As Reported	Pro Forma Adjustments for Pandora	Ref	Reclassifications and Other Adjustments	Ref	Pro Forma Combined Sirius XM	Ref
Revenue:
Subscriber revenue	$3,418,485	$344,175	—		$(673)	(f)	$3,761,987
Advertising revenue	135,477	777,480	—				912,957
Equipment revenue	112,628	—	—				112,628
Other revenue	608,194	—	—		673	(f)	608,867

Total revenue	4,274,784	1,121,655	—		—		5,396,439
Operating expenses:
Cost of services*	1,736,055	765,515	(13,523)	(a)	59,020	(f)	2,547,067
Subscriber acquisition costs	351,940	—					351,940
Sales and marketing	344,426	374,351	(250)	(a)	(69,347)	(f)	649,180
Engineering, design and development	89,133	118,788	(291)	(a)	(5,870)	(f)	201,760
General and administrative	263,110	142,521	(550)	(a)	(30,029)	(f)	375,052
Depreciation and amortization	222,345	—	97,125	(a)	29,553	(f)	349,023

Total operating expenses	3,007,009	1,401,175	82,511		(16,673)		4,474,022

Income (loss) from operations	1,267,775	(279,520)	(82,511)		16,673		922,417
Other income (expense):
Interest expense	(262,924)	(20,799)	—		—		(283,723)
Loss on extinguishment of debt	—	—	—		(16,673)	(f)	(16,673)
Other income (expense)	82,334	6,033	—		(73,880)	(d)	14,487

Total other expense	(180,590)	(14,766)	—		(90,553)		(285,909)

Income (loss) before income taxes	1,087,185	(294,286)	(82,511)		(73,880)		636,508
Income tax (expense) benefit	(162,344)	6,933	20,215	(h)	18,101	(h)	(117,095)

Net income (loss)	$924,841	$(287,353)	$(62,296)		$(55,779)		$519,413

Foreign currency translation	(9,972)	(241)	—		—		(10,213)
Change in net unrealized loss on marketable securities	—	(13)	—		—		(13)

Total comprehensive income (loss)	$914,869	$(287,607)	$(62,296)		$(55,779)		$509,187

Basic net income (loss) per common share	$0.21	$(1.19)					$0.107

Diluted net income (loss) per common share	$0.20	$(1.19)					$0.104

Basic weighted average common shares outstanding	4,482,249	260,327					4,874,114	(i)

Diluted weighted average common shares outstanding	4,586,346	260,327					4,978,211	(i)

Dividends declared per common share	$0.033	$—					$0.033

*	Cost of services excludes the impact of depreciation and amortization.

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

SIRIUS XM AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017

in thousands, except per share data	Sirius XM As Reported	Pandora As Reported	Pro Forma Adjustments for Pandora	Ref	Reclassifications and Other Adjustments	Ref	Pro Forma Combined Sirius XM	Ref
Revenue:
Subscriber revenue	$4,472,522	$315,853	—		$(744)	(f)	$4,787,631
Advertising revenue	160,347	1,074,927	—				1,235,274
Equipment revenue	131,586	—	—				131,586
Other revenue	660,674	76,032	—		744	(f)	737,450

Total revenue	5,425,129	1,466,812	—		—		6,891,941
Operating expenses:
Cost of services*	2,101,982	967,067	(15,290)	(a)	65,046	(f)	3,118,805
Subscriber acquisition costs	499,492	—					499,492
Sales and marketing	437,739	492,542	(3,049)	(a)	(73,467)	(f)	853,765
Engineers, design and development	112,427	154,325	(2,270)	(a)	(8,144)	(f)	256,338
General and administrative	334,023	190,711	(733)		(34,345)	(f)	489,656
Depreciation and amortization	298,602	—	129,500	(a)	41,607	(f)	469,709
Impairment of goodwill	—	131,997					131,997
Contract termination fees	—	23,044			(23,044)	(f)	—

Total operating expenses	3,784,265	1,959,686	108,158		(32,347)		5,819,762

Income (loss) from operations	1,640,864	(492,874)	(108,158)		32,347		1,072,179
Other income (expense):
Interest expense	(345,820)	(29,335)	—		—		(375,155)
Loss on extinguishment of debt	(43,679)	—	—		—		(43,679)
Other income (expense)	12,844	3,024	—		(32,819)	(d)(f)	(16,951)

Total other expense	(376,655)	(26,311)	—		(32,819)		(435,785)

Income (loss) before income taxes	1,264,209	(519,185)	(108,158)		(472)		636,394
Income tax (expense) benefit	(616,301)	790	41,641	(h)	182	(h)	(573,688)

Net income (loss)	$647,908	$(518,395)	$(66,517)		$(290)		$62,706

Foreign currency translation	18,546	553	—		—		19,099
Change in net unrealized loss on marketable securities	—	52	—		—		52

Total comprehensive income (loss)	$666,454	$(517,790)	$(66,517)		$(290)		$81,857

Basic net income (loss) per common share	$0.14	$(2.29)					$0.012

Diluted net income (loss) per common share	$0.14	$(2.29)					0.012

Basic weighted average common shares outstanding	4,637,553	243,637					5,029,418	(i)

Diluted weighted average common shares outstanding	4,723,535	243,637					5,115,400	(i)

Dividends declared per common share	$0.041	$—					$0.041

*	Cost of services excludes the impact of depreciation and amortization.

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are based on (i) the historical unaudited consolidated financial statements of Sirius XM as of and for the nine months ended September 30, 2018 contained in Sirius XM’s Quarterly Report on Form 10-Q filed with the SEC on October 24, 2018, (ii) the historical audited consolidated financial information of Sirius XM for the year ended December 31, 2017 contained in Sirius XM’s Annual Report on 10-K filed with the SEC on January 31, 2018, (iii) the historical unaudited consolidated financial statements of Pandora as of and for the nine months ended September 30, 2018 contained in Pandora’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018 and (iv) the historical audited consolidated financial information of Pandora for the year ended December 31, 2017 contained in Pandora’s Annual Report on Form 10-K filed with the SEC on February 26, 2018.

The pro forma adjustments are included only to the extent they are (i) directly attributable to the transactions (ii) factually supportable and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Sirius XM would actually have been had the transactions occurred in prior periods, or to project the results of operations or financial position of Sirius XM for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Sirius XM’s management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of Sirius XM. In the opinion of Sirius XM’s management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

Note 2—Estimated Consideration and Pro Forma Purchase Price Allocation

Estimated Consideration

As required by acquisition accounting, an estimate of such consideration has been made at estimated fair value of approximately $2.9 billion, which represents the estimated fair value of Sirius XM common stock issued on the closing of the transactions, estimated value of Sirius XM replacement equity awards attributable to pre-combination service and the fair value of the Pandora preferred stock investment, in each case as valued as of January 30, 2019. The Pandora preferred stock investment, which is all owned by Sirius XM and is accounted for as a related party fair value instrument, has been cancelled in connection with the completion of the transactions and therefore, to reflect the cost to Sirius XM of such cancellation, the fair value of the Pandora preferred stock investment is included in the calculation of total estimated consideration being paid by Sirius XM. The consideration used in the application of acquisition accounting may differ from the amount determined as of January 30, 2019 as Sirius XM finalizes its calculation of the total consideration transferred.

The estimated consideration is as follows:

(in thousands except for share data)
Pandora common stock outstanding at January 30, 2019	272,128,212
Exchange ratio	1.44
Sirius XM common stock to be issued	391,864,625
Price per share of Sirius XM common stock as of January 30, 2019	$5.92
Estimated value of Sirius XM common stock to be issued to Pandora stockholders pursuant to the transactions	$2,319,839
Estimated value of Sirius XM replacement equity awards attributable to pre-combination service*	$65,301
Estimated consideration of Sirius XM common stock and replacement equity awards for pre-combination service	$2,385,140
Sirius XM’s Pandora preferred stock investment (related party fair value instrument) cancelled	$523,687
Total estimated consideration for transactions	$2,908,827
Value attributed to par at $0.001 par value	$392
Balance to capital in excess of par value	$2,319,447

*	The estimated value of Sirius XM replacement equity awards attributable to pre-combination service is based on the estimated fair value of restricted stock units and stock options that will be assumed by Sirius XM upon completion of the transactions. ASC 805 requires that the fair value of replacement awards attributable to pre-combination service be included in the consideration transferred. The majority of this amount is related to restricted stock units and is based on the market price of Pandora common stock of $8.49 as of January 30, 2019.

Preliminary Purchase Price Allocation

In accordance with the acquisition method of accounting, the actual consolidated financial statements of Sirius XM will reflect the transactions only from and after the date of the completion of the acquisition. Sirius XM has undertaken a preliminary analysis of the fair value of Pandora’s assets and liabilities, however, it will not complete its final purchase price allocation related to the transactions until later in 2019. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values of certain intangible assets as discussed below. For the preliminary estimate of fair values of these assets assumed, Sirius XM used publicly available benchmarking information as well as a variety of other company specific assumptions, including market participant assumptions. Accordingly, the unaudited pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses of these assets, as well as other assets and liabilities to be assumed, are performed. The final acquisition accounting could result in material differences, which could have a material impact on the accompanying unaudited pro forma condensed combined consolidated financial statements and Sirius XM’s future results of operations and financial position.

The following table sets forth a preliminary allocation of the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed of Pandora using Pandora’s unaudited consolidated balance sheet as of September 30, 2018, with the excess recorded to goodwill:

(in thousands)
Current assets	$818,952
Property and equipment	68,545
Intangible assets (estimated fair value)	1,462,703
Deferred Tax Assets	363,670
Long term assets	11,575
Total assets	2,725,445
Current liabilities	(325,992)
Long-term debt	(255,272)
Other long term liabilities	(25,072)
Deferred tax liabilities	(348,390)
Total liabilities	(954,726)
Net assets acquired (a)	1,770,719
Estimated merger consideration (b)	2,908,827
Estimated goodwill (b) - (a)	$1,138,108
Elimination of existing Goodwill recorded by Pandora	$(178,917)
Additional Goodwill recorded as a result of the transactions	$959,191

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined consolidated financial information consist of the following:

(in thousands, except for estimated useful life) Intangible Assets	Book Value as of September 30, 2018 (Excluding AdsWizz) (a)	Reclassifications from Property and Equipment (b)	Estimated Fair Value as of September 30, 2018 (Excluding AdsWizz) (c)	Pro Forma Adjustment (c - a - b)	Estimated Useful Life	Fair Value Range
Trademark	$77	$—	$470,000	$469,923	Indefinite	$280,000 - $660,000
Customer Relationships	—	—	632,000	632,000	8 - 10 years	$330,000 - $935,000
Developed Technology	14,777	39,257	320,000	265,966	5 years	$120,000 - $520,000

Total	$14,854	$39,257	$1,422,000	$1,367,889

	Book Value as of September 30, 2018 (AdsWizz) (d)	Estimated Fair Value as of September 30, 2018 (Total) (c + d)
Trademark	$547	$470,547
Customer Relationships	10,952	642,952
Developed Technology	29,204	349,204

Total	$40,703	$1,462,703

Sirius XM has assessed the value of intangible assets related to Pandora’s acquisition of AdsWizz Inc. on May 25, 2018 at carrying value as of September 30, 2018, $40,703. Accordingly a fair value analysis was performed by an independent third party to determine the fair value of the net assets acquired from AdsWizz. This valuation was completed on July 31, 2018 and represents the best available information at this time. For purposes of the pro forma financial statements, we included this amount at carrying value.

The amortization related to the identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined consolidated statements of operations based on the estimated useful lives above and as further described in Note 3(a). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the transactions may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Property and Equipment

The following table presents the net book value, reclassification adjustments and pro forma fair value of property and equipment by asset class in the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2018. We reclassified the net book value of ‘Software developed for internal use—customer facing’ to Intangible Assets, as this technology was included in the estimated fair value of Developed Technology determined above. Sirius XM has not yet undertaken a detailed analysis of the fair value of Pandora’s property and equipment and therefore all other property and equipment has been recorded at cost basis in the unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2018.

	Book Value as of September 30, 2018	Reclassification to Intangible Assets	Pro Forma Fair Value as of September 30, 2018
Property and equipment, net
Servers, computers and other related equipment	$18,864	$—	$18,864
Software developed for internal use—customer facing	39,257	(39,257)	—
Software developed for internal use—other	10,462	—	10,462
Leasehold improvements	18,678	—	18,678
Construction in progress	17,482	—	17,482
Office furniture and equipment	3,059	—	3,059
Total property and equipment, net	$107,802	$(39,257)	$68,545

Note 3—Pro Forma Adjustments

(a)	Depreciation and amortization

The adjustment for the nine months ended September 30, 2018 and year ended December 31, 2017 reverses historical depreciation of developed technology and historical amortization of intangible assets, and includes the addition for estimated amortization of pro forma intangible assets based on their estimated useful life.

	Pro Forma Nine Months Ended September 30, 2018	Pro Forma 12 Months Ended December 31, 2017
Reversal of Pandora’s historical depreciation related to developed technology	$(10,059)	$(8,258)
Reversal of Pandora’s historical amortization related to intangible assets	(4,555)	(13,084)
Amortization of purchased identifiable intangible assets	97,125	129,500
Net change to depreciation and amortization	$82,511	$108,158

(b)	Reflects the estimated fair value of additional intangible assets identified and the elimination of certain existing intangibles. See “Intangible Assets” discussion in Note 2 above.
(c)	Reflects the impact of pro forma adjustments to goodwill based on the preliminary purchase price allocation discussed above.
(d)	The adjustment eliminates the impact of the Pandora preferred stock investment, which included a $73,880 and $472 unrealized gain recorded in Sirius XM’s financial statements during the nine months ended September 30, 2018 and year ended December 31, 2017, respectively.
(e)	Sirius XM management has performed a preliminary analysis of Pandora’s net operating losses of approximately $973 million as of December 31, 2017 and additional estimated net operating losses of approximately $294 million for the nine months ended September 30, 2018. Based on this preliminary analysis, no limitation as to the total value of such net operating losses was identified under Section 382 of the Code. However, there may be limitations on the amount of net operating losses that can be used by Sirius XM within a specific year. The pro forma adjustment considers the estimated taxable income of the combined entity through September 30, 2018 and therefore, the valuation allowance previously recorded in Pandora’s financial statements related to such net operating losses will no longer be recorded post-combination. Upon completion of the final analysis, the pro forma financial information presented above will be updated.
(f)	The adjustment represents reclassifications to conform Pandora’s financial statement presentation and accounting policies to those of Sirius XM. Specifically, within the unaudited pro forma combined condensed consolidated balance sheet, current liabilities have been reclassified between financial statement captions to conform to Sirius XM’s presentation. Specifically, within the unaudited pro forma combined condensed consolidated statements of comprehensive income, refer to the table below for the reclassifications and adjustments made to the consolidated statements of comprehensive income for the nine months ended September 30, 2018 and year ended December 31, 2017. Sirius XM is still in the process of evaluating the pro forma adjustments necessary to conform the accounting policies of Pandora to those of Sirius XM and expects further adjustments may be necessary as Sirius XM conducts a more detailed review of Pandora’s accounting policies.

	For the Nine Months Ended September 30, 2018
	Reclassifications and other adjustments
	Bad debt expense, credit card fees, and other customer service and billing costs	Depreciation and amortization	Loss on extinguishment of debt	Elimination of SXM Unrealized Gain on Investment Ref (d)	Other Revenue	Total Ref (d)(f)
Revenue:
Subscriber revenue					$(673)	$(673)
Advertising revenue						—
Equipment revenue						—
Other revenue					673	673
Total revenue	—	—	—	—	—	—
Operating expenses:
Cost of services	68,760	(9,740)				59,020
Subscriber acquisition costs						—
Sales and marketing	(58,839)	(10,508)				(69,347)
Engineering, design and development		(5,870)				(5,870)
General and administrative	(9,921)	(3,435)	(16,673)			(30,029)
Depreciation and amortization		29,553				29,553
Impairment of goodwill						—
Contract termination fees						—
Total operating expenses	—	—	(16,673)	—	—	(16,673)
Income from operations	—	—	16,673	—	—	16,673
Other income (expense):
Interest expense						—
Loss on extinguishment of debt			(16,673)			(16,673)
Other income (expense)				(73,880)		(73,880)
Total other expense	—	—	(16,673)	(73,880)	—	(90,553)

	For the Year Ended December 31, 2017
	Reclassifications and other adjustments
	Bad debt expense, credit card fees, and other customer service and billing costs	Depreciation and amortization	Contract Termination Fees	Loss on sales of subsidiaries	Elimination of SXM Unrealized Gain on Investment Ref (d)	Other Revenue	Total Ref (d)(f)
Revenue:
Subscriber revenue						$(744)	$(744)
Advertising revenue							—
Equipment revenue							—
Other revenue						744	744
Total revenue	—	—	—	—	—	—	—
Operating expenses:
Cost of services	73,743	(8,697)					65,046
Subscriber acquisition costs							—
Sales and marketing	(53,924)	(19,543)					(73,467)
Engineering, design and development		(8,144)					(8,144)
General and administrative	(19,819)	(5,223)		(9,303)			(34,345)
Depreciation and amortization		41,607					41,607
Impairment of goodwill							—
Contract termination fees			(23,044)				(23,044)
Total operating expenses	—	—	(23,044)	(9,303)	—	—	(32,347)
Income from operations							32,347
Other income (expense):
Interest expense							—
Loss on extinguishment of debt							—
Other income (expense)			(23,044)	(9,303)	(472)		(32,819)
Total other expense	—	—	(23,044)	(9,303)	(472)	—	(32,819)

(g)	Reflects the impact of the following equity activity:

Elimination of Pandora common stock	$(27)
Par value of Sirius XM common stock	392
Total adjustment of common stock	365
Elimination of Pandora additional paid-in capital	$(1,632,178)
Estimated value of Sirius XM additional paid-in capital	2,319,447
Estimated value of Sirius XM replacement equity awards attributable to the pre-combination service	65,301
Total adjustment to additional paid-in capital	752,570
Elimination of Pandora accumulated deficit	$1,579,125
Loss on cancellation of Pandora preferred stock investment (related party note receivable)	(30,665)
Total adjustment to accumulated deficit	1,548,460

(h)	The adjustment to income taxes was calculated by applying Sirius XM’s statutory tax rate at September 30, 2018 and December 31, 2017 of approximately 24.5% and 38.5%, respectively, to the taxable pro forma adjustments.
(i)	As of January 30, 2019, Sirius XM intends to issue approximately 392 million shares of Sirius XM common stock to Pandora stockholders and Pandora employees upon completion of the transactions. Therefore, pro forma shares used to compute earnings per share were calculated using Sirius XM’s historical weighted average shares outstanding at September 30, 2018 and December 31, 2017, plus the approximately 392 million shares that will be issued in connection with the transactions.
(j)	Adjusts the deferred tax liabilities resulting from the transactions. The estimated increase in deferred tax liabilities to $348.4 million stems primarily from the fair value adjustments related to intangible assets excluding goodwill, based on an estimated tax rate of 24.5%. This estimate of deferred income tax balances is preliminary and subject to change based on Sirius XM’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.